EXHIBIT 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

PARADYNE NETWORKS, INC.

[                    ], 2005

[         ] a.m. local time

8545 126th Avenue North

Largo, Florida 33773

REVOCABLE PROXY

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THIS SPECIAL MEETING OF STOCKHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VIA THE INTERNET OR BY TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.

The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation (“Paradyne”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related proxy statement and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on [                    ], 2005, at the Special Meeting of Stockholders to be held on [                    ], 2005 at [                    ] a.m. local time, at 8545 126th Avenue North, Largo, Florida, 33773, and at any adjournments or postponements thereof:

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

1.    Adoption of the Agreement and Plan of Merger, dated as of July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp., a wholly owned subsidiary of Zhone, and Paradyne Networks, Inc., as it may be further amended from time to time, and approval of the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.    Grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies with respect to Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting OR any adjournments or postponements thereof.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN WILL BE VOTED FOR THE PROPOSALS.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

(continued from other side)

Address Change? Mark Box ☐ Indicate changes below:	Date , 2005

Signatures(s) in Box

Please sign exactly as your name appears on this proxy card. When shares are held jointly, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.

PROXY VOTING INSTRUCTIONS

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-      -      -         – QUICK « « « EASY « « « IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until [ ] (ET) on [ ], 2005.

•	You will be prompted to follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/pdyn/ – QUICK « « « EASY « « « IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until [ ] (ET) on [ ], 2005.

•	You will be prompted to follow the instructions as displayed on the web site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

If you vote by Phone or Internet, please do not mail your Proxy Card